CONTRIBUTION AGREEMENT

                            dated as of June 3, 1998

                                     between


             Shree Associates, Devi Associates, Shreeji Associates,
               Madhusudan Patni and Shreenathji Enterprises, Ltd.


                                as Contributors,

                                       and

                     Hersha Hospitality Limited Partnership,
                         a Virginia limited partnership,

                                   as Acquiror

                                TABLE OF CONTENTS


                                    ARTICLE I
     DEFINITIONS; RULES OF CONSTRUCTION..................................... 1
1.1  Definitions............................................................ 1
1.2  Rules of Construction.................................................. 6

                                   ARTICLE II
                          PURCHASE AND SALE; DEPOSIT;
           PAYMENT OF CONSIDERATION AND CONTINGENT CONSIDERATION............ 6
2.1  Contribution and Acquisition........................................... 6
2.2  Study Period........................................................... 6
2.3  Payment of Consideration............................................... 8
2.4  Determination of Number of Partnership Units........................... 8
2.5  Contributors' Distribution of Partnership Units........................ 8
2.6  Intentionally Omitted.................................................. 9
2.7  Intentionally Omitted
2.8  Redemption............................................................. 9
2.9  Registration of Common Shares.......................................... 9
2.10 Payment of Contingent Consideration.................................... 9


                                  ARTICLE III
        CONTRIBUTORS' REPRESENTATIONS, WARRANTIES AND COVENANTS............. 9
3.1  Organization and Power.................................................10
3.2  Authorization, No Violations and Notices ..............................10
3.3  Litigation with respect to Contributors ...............................11
3.4  Interest...............................................................11
3.5  Bankruptcy with respect to Contributors................................11
3.6  Brokerage Commission...................................................11
3.7  The Partnership........................................................11
3.8  Liabilities, Debts and Obligations.....................................12
3.9  Tax Matters with respect to Partnership................................12
3.10 Contracts and Agreements...............................................13
3.11 No Special Taxes.......................................................13
3.12 Compliance with Existing Laws..........................................13
3.13 Operating Agreements...................................................13
3.14 Warranties and Guaranties..............................................13
3.15 Insurance..............................................................14
3.16 Condemnation Proceedings; Roadways.....................................14
3.17 Litigation with respect to Partnership.................................14
3.18 Labor Disputes and Agreements..........................................14
3.19 Financial Information..................................................14
3.20 Organizational Documents...............................................15
3.21 Operation of Property..................................................15
3.22 Intentionally Omitted..................................................15
3.23 Bankruptcy with respect to Partnership.................................15
3.24 Hazardous Substances...................................................15
3.25 Room Furnishings.......................................................16
3.26 License................................................................16
3.27 Independent Audit......................................................16
3.28 Bulk Sale Compliance...................................................16
3.29 Liquor License.........................................................16
3.30 Sufficiency of Certain Items...........................................17
3.31 Noncompetition.........................................................17
3.32 Leases.................................................................17
3.33 Securities Law Matters.................................................17
3.34 Tax Matters with respect to Contributors...............................17
3.35 Noncontravention.......................................................17

                                   ARTICLE IV
        ACQUIROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS................18
4.1  Organization and Power.................................................18
4.2  Noncontravention.......................................................18
4.3  Litigation.............................................................18
4.4  Bankruptcy.............................................................19
4.5  No Brokers.............................................................19

                                   ARTICLE V
                         CONDITIONS AND ADDITIONAL COVENANTS................19
5.1  Contributors' Deliveries...............................................19
5.2  Representations, Warranties and Covenants; Obligations of Contributors;
     Certificate............................................................19
5.3  Title Insurance........................................................19
5.4  Intentionally Omitted..................................................19
5.5  Condition of Improvements..............................................19
5.6  Utilities..............................................................20
5.7  Intentionally Omitted..................................................20
5.8  License................................................................20
5.9  Intentionally Omitted..................................................20


                                   ARTICLE VI
                                    CLOSING.................................20
6.1  Closing................................................................20
6.2  Contributors' Deliveries...............................................20
6.3  Acquiror's Deliveries..................................................22
6.4  Closing Costs..........................................................22
6.5  Income and Expense Allocations.........................................23

                                  ARTICLE VII
                          CONDEMNATION; RISK OF LOSS........................24
7.1  Condemnation...........................................................24
7.2  Risk of Loss...........................................................24

                                      ARTICLE VIII
                   LIABILITY OF ACQUIROR; INDEMNIFICATION BY CONTRIBUTORS;
                                  TERMINATION RIGHTS........................25
8.1  Liability of Acquiror..................................................25
8.2  Indemnification by Contributors........................................25
8.3  Termination by Acquiror................................................25
8.4  Termination by Contributors............................................25

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS........................25
9.1  Completeness; Modification.............................................25
9.2  Assignments............................................................25
9.3  Successors and Assigns.................................................26
9.4  Days...................................................................26
9.5  Governing Law..........................................................26
9.6  Counterparts...........................................................26
9.7  Severability...........................................................26
9.8  Costs..................................................................26
9.9  Notices................................................................26
9.10 Incorporation by Reference.............................................27
9.11 Survival...............................................................27
9.12 Further Assurances.....................................................28
9.13 No Partnership.........................................................28
9.14 Time of Essence........................................................28
9.15 Confidentiality........................................................29

                                LIST OF EXHIBITS




     Exhibit A         -        Land

     Exhibit B         -        Employment Agreements

     Exhibit C         -        Insurance Policies

     Exhibit D         -        Leases

     Exhibit E         -        Operating Agreements

     Exhibit F         -        Contributors' Partnership Agreement

     Exhibit G         -        Contributors' Certificate of Limited Partnership

     Exhibit H         -        Contributors' Warranties and Guaranties

     Exhibit I         -        Litigation Schedule

     Exhibit J         -        Allocation of Consideration

     Exhibit K         -        Schedule of Transferees

     Exhibit L         -        Investor Questionnaire and Agreement

     Exhibit M         -        Hersha Hospitality Limited Partnership Agreement

     Exhibit N         -        Contingent Consideration Calculation

     Exhibit O         -        Shreenathji Enterprises, Ltd. Articles of
                                Incorporation

     Exhibit P         -        Shreenathji Enterprises, Ltd. Bylaws

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT, dated as of the 3rd day of June, 1998, between Shree Associates, a Pennsylvania limited partnership ("Shree"), Devi Associates, a Pennsylvania limited partnership ("Devi"), Shreeji Associates, a Pennsylvania limited partnership ("Shreeji"), Madhusudan Patni ("Patni") and Shreenathji Enterprises, Ltd., a Pennsylvania corporation ("SEL") (collectively, the "Contributors"), and Hersha Hospitality Limited Partnership, a Virginia limited partnership (the "Acquiror"), provides:



                                   ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION

         1.1 Definitions. The following terms shall have the indicated meanings:

                  "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.


                  "Shree Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Shree assigns and the Acquiror assumes the Shree Interest.

                  "Devi Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Devi assigns and the Acquiror assumes the Devi Interest.

                  "Shreeji Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Shreeji assigns and the Acquiror assumes the Shreeji Interest.

                  "Patni Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Patni assigns and the Acquiror assumes the Patni Interest.


                  "SEL Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby SEL assigns and the Acquiror assumes the SEL Interest.


                  "Assignment and Assumption Agreements" shall mean the Shree Assignment and Assumption Agreement, the Devi Assignment and Assumption Agreement, the Shreeji Assignment and Assumption Agreement, the Patni Assignment and Assumption Agreement, the Gandhi Assignment and Assumption Agreement and the SEL Assignment and Assumption Agreement.


                  "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

                  "Closing" shall mean the Closing of the contribution and acquisition of the Interests pursuant to this Agreement.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Consideration"   shall   mean   $3,300,000   payable  to  the
Contributors at Closing in the manner described in Section 2.3.

                  "Continuing Liabilities" shall include liabilities arising under operating agreements, equipment leases, loan agreements, or proration credits at Closing, but shall exclude any liabilities arising from any other arrangement, agreement or pending litigation.

                  "Employment Agreements" shall mean any and all employment agreements, written or oral, between the Contributors or its managing agent and the persons employed with respect to the Property. A schedule indicating all pertinent information with respect to each Employment Agreement in effect as of the date hereof, name of employee, social security number, wage or salary, accrued vacation benefits, other fringe benefits, etc.)
is attached hereto as Exhibit B.

                  "Escrow Agent" shall mean Sentinel Agency, 2146 North Second Street, Harrisburg, Pennsylvania, 17110, Telephone: (717) 234-2666, Fax: (717) 234-8198.

                  "FIRPTA Certificates" shall mean the affidavit of each of the Contributors under Section 1445 of the Internal Revenue Code certifying that such Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations), in form and substance satisfactory to the Acquiror.

                  "Governmental  Body" means any  federal,  state,  municipal or
other   governmental   department,   commission,   board,   bureau,   agency  or
instrumentality, domestic or foreign.

                  "Hotel" shall mean the hotel and related amenities located on the Land.

                  "Improvements" shall mean the Hotel and all other buildings,improvements, fixtures and other items of real estate located on the Land.


                  "Shree Interest" shall mean all right, title and interest of Shree in the Partnership, consisting of a 24.16% limited partnership interest in the Partnership.

                  "Devi Interest" shall mean all right, title and interest of Devi in the Partnership, consisting of a 24.16% limited partnership interest in the Partnership.

                  "Shreeji Interest" shall mean all right, title and interest of Shreeji in the Partnership, consisting of a 29.68% limited partnership interest in the Partnership.

                  "Patni Interest" shall mean all right, title and interest of Patni in the Partnership, consisting of a 21% limited partnership interest in the Partnership.


                  "SEL Interest" shall mean all right, title and interest of SEL in the Partnership, consisting of a 1% general partnership interest in the Partnership.

                  "Insurance Policies" shall mean those certain policies of insurance described on Exhibit C attached hereto.

                  "Intangible Personal Property" shall mean all intangible personal property owned or possessed by the Contributors and used in connection with the ownership, operation, leasing, occupancy or maintenance of the
Property, including, without limitation, the right to use the trade name "Holiday Inn" and all variations thereof, the Authorizations, escrow accounts, insurance policies, general intangibles, business records, plans and specifications, surveys and title insurance policies pertaining to the Real Property and the Personal Property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property, any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, and the share of the Tray Ledger as hereinafter defined, excluding (a) any of the aforesaid rights the Acquiror elects not to acquire,
(b) the Contributors' cash on hand, in bank accounts and invested with financial institutions and (c) accounts receivable except for the above described share of the Tray Ledger.


                  "Interests" shall mean the Shree Interest, the Devi Interest, the Shreeji Interest, the Patni Interest and the SEL Interest.


                  "Inventory" shall mean all inventory located at the Hotel, including without limitation, all mattresses, pillows, bed linens, towels, paper goods, soaps, cleaning supplies and other such supplies.

                  "Land" shall mean that certain parcel of real estate lying and being in Milesburg, Centre County, Pennsylvania, as more particularly described on Exhibit A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Contributors therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

                  "Leases" shall mean those leases of real property attached as Exhibit D attached hereto.

                  "Manager" shall mean Hersha Hospitality Management L.P.

                  "Operating Agreements" shall mean the management agreements, service contracts, supply contracts, leases (other than the Leases) and other agreements, if any, in effect with respect to the construction, ownership, operation, occupancy or maintenance of the Property. All of the Operating Agreements in force and effect as of the date hereof are listed on Exhibit E attached hereto.

                  "Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of each of the limited partnership Contributors, true and correct copies of which are attached hereto as Exhibits F and G and Articles of Incorporation and Bylaws of SEL, true and correct copies of which are attached hereto as Exhibits O and P.

                  "Owner's Title Policy" shall mean an owner's policy of title insurance issued to the Acquiror by the Title Company, pursuant to which the Title Company insures the Acquiror's ownership of fee simple title to the Real Property (including the marketability thereof) subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure the Acquiror in the amount of the Consideration and shall be acceptable in form and substance to the Acquiror. The description of the Land in the Owner's Title Policy shall be by courses and distances and shall be identical to the description shown on the Survey.


                  "Partnership" shall mean MEPS Associates, a Pennsylvania limited partnership that owns as its sole assets hotel improvements situate in Milesburg, Centre County, Pennsylvania.


                  "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are satisfactory to the Acquiror as determined pursuant to Section 2.2.

                  "Property" shall mean collectively the Real Property, the Inventory, the Reservation System, the Tangible Personal Property and the Intangible Personal Property.

                  "Real Property" shall mean the Land and the Improvements.

                  "Reservation System" shall mean the Contributors' Reservation Terminal and Reservation System equipment and software, if any.

                  "Shree's Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of Shree, true and correct copies of which are attached hereto as Exhibits F and G.


                  "Devi's Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of Devi, true and correct copies of which are attached hereto as Exhibits F and G.

                  "Shreeji's Organizational Documents" shall mean the current partnership agreement and certificate of limited partnership of Shreeji, true and correct copies of which are attached hereto as Exhibits F and G.


                  "SEL's  Organizational   Documents"  shall  mean  the  current
Articles of Incorporation and Bylaws of SEL, true and correct copies of which are attached hereto as Exhibits O and P.

                  "Study Period" shall mean the period commencing at 9:00 a.m. on the date hereof, and continuing through 5:00 p.m. on the Closing Date.

                  "Tangible Personal Property" shall mean the items of tangible personal Property consisting of all furniture, fixtures and equipment situated on, attached to, or used in the operation of the Hotel, and all furniture, furnishings, equipment, machinery, and other personal property of every kind located on or used in the operation of the Hotel and owned by the Contributors; provided, however, that the Acquiror agrees that, all Inventory shall be conveyed to the Acquiror's property manager.

                  "Title Commitment" shall mean the commitment by the Title Company to issue the Owner's Title Policy.

                  "Title Company" shall mean Sentinel Agency, 2146 North Second Street, Harrisburg, Pennsylvania, 17110, Telephone: (717) 234-2666, Fax: (717) 234-8198.

                  "Tray Ledger" shall mean the final night's room revenue (revenue from rooms occupied as of 12:01 a.m. on the Effective Date, exclusive of food, beverage, telephone and similar charges which shall be retained by the Contributors), including any sales taxes, room taxes or other taxes thereon.

                  "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Property as a hotel.

         1.2 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

                  (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

                  (b) All references  herein to particular  articles,  sections,
subsections,   clauses  or  exhibits  are  references  to  articles,   sections,
subsections, clauses or exhibits of this Agreement.

                  (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.


                                   ARTICLE II
      CONTRIBUTION AND ACQUISITION; STUDY PERIOD; PAYMENT OF CONSIDERATION
                          AND CONTINGENT CONSIDERATION

         2.1 Contribution and Acquisition. Each of the Contributors agrees to contribute, assign and transfer its Interest to the Acquiror and the Acquiror agrees to accept each Contributor's Interest in exchange for the Consideration and the Contingent Consideration and in accordance with the other terms and conditions set forth herein.

         2.2 Study Period. (a) The Acquiror shall have the right, until 5:00 p.m. on the last day of the Study Period, and thereafter if the Acquiror notifies the Contributors that the Acquiror has elected to proceed to Closing in the manner described below, to enter upon the Real Property and to perform, at the Acquiror's expense, such economic, surveying, engineering, environmental, topographic and marketing tests, studies and investigations as the Acquiror may deem appropriate. If such tests, studies and investigations warrant, in the Acquiror's sole, absolute and unreviewable discretion, the purchase of the Interests for the purposes contemplated by the Acquiror, then the Acquiror may elect to proceed to Closing and shall so notify the Contributors prior to the expiration of the Study Period. If for any reason the Acquiror does not so notify the Contributors of its determination to proceed to Closing prior to the expiration of the Study Period, or if the Acquiror notifies the Contributors, in writing, prior to the expiration of the Study Period that it has determined not to proceed to Closing, this Agreement automatically shall terminate, and the Acquiror shall be released from any further liability or obligation under this Agreement.

                  (b) During the Study Period, the Contributors shall make available to the Acquiror, its agents, auditors, engineers, attorneys and other designees, for inspection copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and other related materials or information if any, relating to the Property which are in, or come into, the Contributors' possession or control.

                  (c) The Acquiror hereby indemnifies and defends the Contributors against any loss, damage or claim arising from entry upon the Real Property by the Acquiror or any agents, contractors or employees of the Acquiror. The Acquiror, at its own expense, shall restore any damage to the Real Property caused by any of the tests or studies made by the Acquiror.

                  (d) During the Study Period, the Acquiror, at its expense, shall cause an examination of title to the Property to be made, and, prior to the expiration of the Study Period, shall notify the Contributors of any defects in title shown by such examination that the Acquiror is unwilling to accept. At or prior to Closing, the Contributors shall notify the Acquiror whether the Contributors are willing to cure such defects. Contributors may cure, but shall not be obligated to cure such defects. If such defects consist of deeds of trust, mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, the Contributors, at its option, shall either pay and discharge (in which event, the Escrow Agent is authorized to pay and discharge at Closing) such defects at Closing, or provide bonds or indemnities in favor of the Title Company in order to remove such items from the Title Policy at Closing. If the Contributors are unwilling or unable to cure any other such defects by Closing, the Acquiror shall elect (1) to waive such defects and proceed to Closing without any abatement in the Consideration or (2) to terminate this Agreement. The Contributors shall not, after the date of this Agreement, subject the Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without the Acquiror's prior written consent, which consent shall not be unreasonably withheld or delayed. All title matters revealed by the Acquiror's title examination and not objected to by the Acquiror as provided above shall be deemed Permitted Title Exceptions. If Acquiror shall fail to examine title and notify the Contributors of any such title objections by the end of the Study Period, all such title exceptions (other than those rendering title unmarketable and those that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions.

         2.3 Payment of the Consideration. The Consideration shall be paid to the Contributor in the following manner:

         (a) The Acquiror shall receive a credit against the Consideration in an amount equal to the Contributor's closing costs assumed and paid for by the Acquiror pursuant to Section 6.4 hereof.

         (b) The Acquiror shall receive a credit against the Consideration in an amount equal to the outstanding balance (principal, interest, fees and the like), as of the date of Closing, of the existing mortgage loan encumbering the Property as such balance is evidenced by a letter from the lender, which loan the Acquiror shall take subject to or, if requested, assume.

         (c) The Acquiror shall receive a credit against the Consideration in an amount equal to the outstanding balance (principal, interest, fees and the like), as of the date of Closing, of the Contributor's loan to Shreenathji Enterprises, Ltd., as such balance is evidenced by a letter from the lender, which loan the Acquiror shall assume.

         (d) The Acquiror shall pay the balance of the Consideration, as adjusted by the prorations pursuant to Section 6.5 hereof, in the form of units of limited partnership interest in the Acquiror (the "LP Units").

         The parties agree that the transfer of the assets to the Acquiror pursuant to this Agreement shall be treated for federal income tax purposes as a contribution of such assets solely in exchange for a partnership interest in Acquiror that qualifies as a tax-free contribution under Section 721 of the Internal Revenue Code of 1986, as amended.

         2.4. Determination of Number of Partnership Units. For purposes of determining the number of Partnership Units to be delivered by the Acquiror at the Closing, each Partnership Unit shall be deemed to have a value equal to $6.00. No fractional Partnership Units will be issued at Closing; in lieu of any such fraction, the value shall be rounded up to a whole share value.

         2.5 Contributors' Distribution of Partnership Units . On the Closing Date, the Partnership Units shall be distributed among the Contributors , as set forth on Exhibit K attached hereto , in the amount specified on Exhibit K. On the date hereof, Contributors shall deliver or cause to be delivered to Acquiror an Investor Questionnaire and Agreement in the form attached hereto as Exhibit F (a "Questionnaire"), completed and executed by each of the Contributors . On the Closing Date, Acquiror shall issue certificates reflecting each of the Contributors ownership of the Partnership Units. The certificates evidencing the Partnership Units will bear appropriate legends indicating (i) that the Partnership Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquiror's Partnership Agreement restricts the transfer of Partnership Units. The Acquiror shall assume no responsibility for any allocation of the consideration, including Partnership Units, to any of the Contributors' partners. Contributors agree to hold Acquiror and its affiliates harmless and to indemnify Acquiror and its affiliates for all costs, claims, damages and expenses, including reasonable attorney's fees, incurred by Acquiror in connection with such allocations. Upon receipt of Partnership Units, the Acquiror's Partnership Agreement shall be executed by or on behalf of each of the Contributors and the Contributors shall become limited partners of Acquiror and agree to be bound by the Partnership Agreement.


         2.6      Intentionally Omitted.

         2.7      Intentionally Omitted.


         2.8 Redemption. The Partnership Units may be redeemed upon delivery of a notice ("Redemption Notice") from the Contributors , for common shares ("Common Shares") of beneficial interest in Hersha Hospitality Trust (the "REIT") or for cash, in accordance with the Hersha Hospitality Limited Partnership Agreement, attached hereto as Exhibit M, and incorporated herein.


         2.9      Registration of Common Shares.

                  The Contributors acknowledge that the issuance of the Common Shares issuable upon redemption of the Partnership Units shall not have been registered under the applicable provisions of the Securities Act, as of the Closing Date. The REIT shall have the Common Shares issuable upon redemption registered in accordance with the Hersha Hospitality Limited Partnership Agreement attached hereto as Exhibit M and incorporated herein.


         2.10       Consideration Contingency.


         The Contributors shall value the Hotel on December 31, 1999. The value of the Hotel shall be computed by applying a 12% capitalization rate to the audited trailing 12 months net operating income, adjusted for a 4% of revenue management fee and a 6% of revenue furniture, fixture and equipment reserve.

         If the then current value of the Hotel exceeds the consideration paid by Acquiror hereunder, the Acquiror will issue additional Partnership Units at the Offering Price equal to the difference between the then current value and the consideration paid hereunder and all distributions paid on those units since Closing Date.

         If the then current value of the Hotel is less than the Consideration paid by the Acquiror hereunder, the Contributors will return to the Acquirer Partnership Units at the Offering Price equal to the difference between the then current value of the Hotel and the Consideration paid hereunder and all distributions paid on those units since the Closing Date.


                                  ARTICLE III
            CONTRIBUTORS' REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce the Acquiror to enter into this Agreement and to purchase the Interests, the Contributors hereby make the following representations, warranties and covenants on a joint and several basis , upon each of which the Contributors acknowledge and agree that the Acquiror is entitled to rely and has relied:

         3.1 Organization and Power. The Contributors are limited partnerships duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania or individuals, and have all requisite powers and all governmental licenses, authorizations, consents and approvals necessary to carry on its business as now conducted, to own, lease and operate its properties, to execute and deliver this Agreement and any document or instrument required to be executed and delivered on behalf of the Contributors hereunder, to perform their obligations under this Agreement and any such other documents or instruments and to consummate the transactions contemplated hereby.

         3.2      Authorization, No Violations and Notices.


          (a) The execution, delivery and performance of this Agreement by the Contributors, and the consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by the partners of the Contributors for those Contributors that are partnerships to the extent required by its organizational documents and applicable law. No other proceedings are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed by Shree, Devi, Shreeji, Patni, and SEL and is a valid and binding obligation enforceable against them in accordance with its terms.


          (b) Neither the execution, delivery, or performance by the Contributors of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Contributors with any of the provisions hereof, will:


                   (i)      violate, conflict with, result in  a breach of any
                           provision of, constitute a default (or an event that, which, with or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Partnership, under any of the terms, conditions, or provisions of, its Partnership, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument, or obligation to which the Partnership is a party, or by which the Partnership may be bound, or to which the Partnership or its properties or assets may be subject; or

                   (iii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to the Partnership or its property or assets that would not be violated by the execution, delivery or performance of this Agreement or the transactions contemplated hereby by the Contributors or compliance by the Contributors with any of the provisions hereof.


        3.3 Litigation with respect to Contributors. There is no action, suit, claim or proceeding pending or, to the Contributors knowledge, threatened against or affecting the Contributors or their assets in any court, before any arbitrator or before or by any governmental body or other regulatory authority
(i) that would adversely affect the Interests, (ii) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the transactions contemplated hereby, or (iii) would delay the consummation of any of the transactions contemplated hereby. The Contributors are not subject to any judgment, decree, injunction, rule or order of any court relating to the Contribtuors' participation in the transactions contemplated by this Agreement.

         3.4 Interests. The Interests will be free and clear of all liens and encumbrances on the Closing Date and the Contributors have good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement. Upon delivery of the Assignment and Assumption Agreements to the Acquiror at Closing, good valid and merchantable title to the Interests, free and clear of all liens and encumbrances, will pass to the Acquiror.


         3.5 Bankruptcy with Respect to Contributors. No Act of Bankruptcy has occurred with respect to the Contributors.

         3.6 Brokerage Commission. The Contributors have not engaged the services of, nor is it or will it or Acquiror become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributors.

         3.7      The Partnership.

          (a) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite powers necessary to carry on its business as now conducted, to own, lease and operate its properties.

          (b) Neither the execution, delivery, or performance by the Contributors of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Contributors with any of the provisions hereof, will:


                   (i)      violate, conflict with, result in a breach of any
                           provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Partnership, under any of the terms, conditions, or provisions of, their articles of incorporation or bylaws, or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Partnership is a party, or by which the Partnership may be bound, or to which the Partnership or its properties or assets may be subject; or


                   (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule, or regulation applicable to the Partnership or any of the Partnership's properties or assets.

          (c) Except for the Contributors, no party has any interest in the Partnership or the right or option to acquire any interest in the Partnership or the property or any portion thereof. The Partnership has no subsidiaries and does not directly or indirectly own any securities of or interest in any other entity, including, without limitation, any partnership or joint venture.

         3.8 Liabilities, Debts and Obligations. Except for the Continuing Liabilities, the Partnership has no liability, debt or obligation.

         3.9      Tax Matters with respect to Partnership.

 (a) The Partnership has filed all income tax information returns on IRS Form 1065 (including K-1s for each partner) and applicable state and local income tax forms required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns are required to be filed and where the failure to file such return or report would subject the Partnership or its partners to any material liability or penalty. All taxes (other than sale taxes, rental taxes or the equivalent and real property taxes) imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country or by any other taxing authority, which are due and payable by the Partnership have been paid in full or adequately provided for by reserves shown in their records and books of account and in the Partnership's financial information. The Partnership has not obtained or received any extension of time (beyond the Closing
         Date) for the assessment of deficiencies for any years or waived or extended the statute of limitations for the determination or collection of any tax. To the Contributors' knowledge no unassessed tax deficiency is proposed or threatened against the Partnership.

 (b) All taxes, rental taxes or the equivalent, and all interest and penalties due thereon, required to be paid or collected by the Partnership in connection with the operation of the Property as of the Closing Date will have been collected and/or paid to the appropriate governmental authorities, as required or such amounts shall be pro-rated as of the Closing Date. The Partnership shall file, all necessary returns and petitions required to be filed through the Closing Date. The Partnership shall prepare and file all federal and state income tax returns for the tax period ending on the Closing Date, which shall reflect the termination for tax purposes of the
         Partnership.   If requested by the Acquiror, the Contributors shall
         cause the Partnership to make an election under Section 754 of the Code for the period ending on the Closing Date.

         3.10 Contracts and Agreements. There is no loan agreement, guarantee, note, bond, indenture and other debt instrument, lease and other contract to which the Partnership is a party or by which its assets are bound other than Permitted Title Encumbrances, the Leases, and the Operating Agreements.


         3.11 No Special Taxes. The Contributors have no actual knowledge of, nor have they received any written notice of, any special taxes or assessments relating to the Partnership or Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

         3.12 Compliance with Existing Laws. The Partnership possesses all Authorizations, each of which is valid and in full force and effect, and, to Contributors' actual knowledge, no provision, condition or limitation of any of the Authorizations has been breached or violated. The Partnership has not misrepresented or failed to disclose any relevant fact in obtaining all Authorizations, and the Contributors have no actual knowledge of any change in the circumstances under which those Authorizations were obtained that result in their termination, suspension, modification or limitation. The Contributors have no actual knowledge, nor have they received written notice within the past three years, of any existing violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

         3.13 Operating Agreements. The Partnership has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a material default under any of the Operating Agreements. The Partnership shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property, nor shall the Partnership enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind the Acquiror or the Property after the date of Closing or (b) the Contributors have obtained the Acquiror's prior written consent to such agreement or modification, which consent shall not be unreasonably withheld or delayed.

         3.14 Warranties and Guaranties. The Partnership shall not before Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof, except with the prior written consent of the Acquiror, which consent shall not be unreasonably withheld or delayed. A complete list of all such warranties and guaranties in effect as of this date is attached hereto as Exhibit H.

         3.15 Insurance. All of the Partnership's Insurance Policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Partnership on or before the due date therefor. The Partnership shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of the Partnership's Insurance Policies prior to the Closing Date unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. The Partnership shall name the Acquiror as an additional insured on each of the Partnership's Insurance Policies.

         3.16 Condemnation Proceedings; Roadways. The Partnership has received no written notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. The Contributors have no actual knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property.

         3.17  Litigation  with respect to  Partnership.  Except as set forth on
Exhibit I there is no action, suit or proceeding pending or known to be threatened against or affecting the Partnership or its property in any court, before any arbitrator or before or by any governmental agency which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other material agreement or instrument to which the Partnership are a party or by which they are bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Partnership, (c) could materially and adversely affect the ability of the Partnership perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein, or (e) could otherwise materially adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

         3.18 Labor Disputes and Agreements. The Partnership currently has no labor disputes pending or, threatened as to the operation or maintenance of the Property or any part thereof. The Partnership is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. The Acquiror will not be obligated to give or pay any amount to any employee of the Partnership, and the Acquiror shall not have any liability under any pension or profit sharing plan that the Partnership may have established with respect to the Property or their or its employees.

         3.19 Financial Information. To the best of the Contributors' knowledge except as otherwise disclosed in writing to the Acquiror prior to the end of the Study Period, for each of the Partnership's accounting years, when a given year is taken as a whole, all of the Partnership's financial information previously delivered or to be delivered to the Acquiror is and shall be correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated, except such statements do not have footnotes or schedules that may otherwise be required by GAAP. If requested by the Acquiror, Contributors will forward promptly all four-week period ending financial information it receives from the Partnership. Contributors' financial information is prepared based on information provided by the Partnership based on books and records maintained by the Partnership in accordance with the Partnership's accounting system. Partnership financial information provided by the Acquiror has been provided to the Acquiror without any changes or alteration thereto. To the best of Contributors' knowledge, since the date of the last financial statement included in the Partnership's financial information, there has been no material adverse change in the financial condition or in the operations of the Property.

         3.20 Organizational Documents. The Partnership's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

         3.21 Operation of Property. The Contributors covenant that between the date hereof and the date of Closing they will make good faith efforts to cause the Partnership to (a) operate the Property only in the usual, regular and ordinary manner consistent with the Partnership's prior practice, (b) maintain their books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years, and (c) use all reasonable efforts to preserve intact their present business organization, keep available the services of their present officers and employees and preserve their relationships with suppliers and others having business dealings with them. The Contributor shall make good faith efforts to encourage the Partnership to continue to make good efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as the Partnership did prior to the execution of this Agreement. Except as otherwise permitted hereby, from the date hereof until Closing, the Contributors shall use its good faith efforts to ensure that the Partnership shall not take any action or fail to take action the result of which
(i) would have a material adverse effect on the Property or the Acquiror's ability to continue the operation thereof after the date of Closing in substantially the same manner as presently conducted, (ii) reduce or cause to be reduced any room rents or any other charges over which Contributors have operational control, or (iii) would cause any of the representations and warranties contained in this Article III to be untrue as of Closing.


         3.22     Intentionally Omitted.

         3.23 Bankruptcy with respect to Partnership. No Act of Bankruptcy has occurred with respect to the Partnership.

         3.24 Hazardous Substances. Except for matters in Partnership's or Acquiror's audits, Contributors have no knowledge: (a) of the presence of any
"Hazardous Substances" (as defined below) on the Property, or any portion thereof, or, (b) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property, or any portion thereof, or (c) of the presence of any PCB transformers serving, or stored on, the Property, or any portion thereof, and Contributors have no actual knowledge of any failure to comply with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances (as used herein, "Hazardous Substances" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Property, (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any Environmental Authority, or (3) a basis for liability of the owner of the Property to any Environmental Authority or third party, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos). Notwithstanding anything to the contrary contained herein Contributors shall have no liability to Acquiror for any Hazardous Substances of which Contributors have no actual knowledge.

         3.25 Room Furnishings. All public spaces, lobbies, meeting rooms, and each room in the Hotel available for guest rental is furnished in accordance with Licensor's standards for the Hotel and room type.

         3.26 License. The license from Holiday Hospitality, Inc. (the "Licensor") with respect to the Hotel (the "License") is, and at Closing will be, valid and in full force and effect, and Contributors will make good faith efforts not to be in default with respect thereto (with or without the giving of any required notice and/or lapse of time).

         3.27 Independent Audit. Contributors shall provide access by Acquiror's representatives, to all financial and other information relating to the Property which would be sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "Commission") and to enable them to prepare a registration statement, report or disclosure statement for filing with the Commission. Contributors shall also provide to Acquiror's representatives a signed representative letter and a hold harmless letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property.

         3.28 Bulk Sale Compliance. Contributors shall indemnify Acquiror against any claim, loss or liability arising under the bulk sales law in connection with the transaction contemplated herein.

         3.29 Liquor License. The liquor license for the restaurant located within the Hotel (the "Liquor License") is in full force and effect and validly licensed to the person(s) required to be licensed under Pennsylvania law.

         3.30 Sufficiency of Certain Items. The Property contains not less than:

                  (a) a sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished; and

                  (b) a sufficient amount of towels, washcloths and bed linens, so that there are three sets of towels, washcloths and linens for each guest room (one on the beds, one on the shelves, and one in the laundry), together with a sufficient supply of paper goods, soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Hotel.

         3.31 Noncompetition. If Contributors develop or acquire other lodging facilities, not owned at the time of the execution of this Agreement, within 15 miles of any facility owned or to be owned by the Acquiror, the Contributors shall give the Acquiror the option to purchase the facility for a period of two years following the opening or acquisition of such facility.

         3.32 Leases. True, complete copies of the Leases, if any, are attached as Exhibit D hereto. The Leases are, and will at Closing be, in full force and effect and Contributors, is not in default and will make good faith efforts not to be in default with respect thereto (with or without the giving of any notice and/or lapse of time). The Leases are, or will be at Closing, freely assignable by Contributors and Contributors will have obtained consents all necessary consents of any third party.

         3.33 Securities Law Matters. Contributors further represent and warrant that they have (i) received, reviewed, been given the opportunity to ask questions of representatives of the Operating Partnership and the REIT regarding, and understand the Acquiror's Partnership Agreement, as amended, and each filing of the REIT under the Securities Act, and (ii) Contributors and the Transferees are "accredited investors" as defined under Regulation D promulgated under the Securities Act.

         3.34 Tax Matters with Respect to Contributors. The Contributors represent and warrant that they (and each of its partners) have obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Partnership Interest to the Acquiror and the receipt of Partnership Units as consideration therefor, (ii) the Contributors' admission as partners of the Acquiror, and (iii) any other transaction contemplated by this Agreement. The Contributors further represent and warrant that they have not relied on the Acquiror or the Acquiror's representatives or counsel for such advice.

         3.35 Noncontravention. The execution and delivery of, and the performance by the Contributors of their obligations under this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, the Contributors' Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Contributors, or result in the creation of any lien or other encumbrance on any asset of the Contributor. There are no outstanding agreements (written or oral) pursuant to which the Contributors (or any predecessor to or representative of the Contributors) have agreed to contribute or have granted an option or right of first refusal to acquire the Property or any part thereof.

Each of the representations, warranties and covenants contained in this Article III and its various subparagraphs are intended for the benefit of the Acquiror and may be waived in whole or in part, by the Acquiror, but only by an instrument in writing signed by the Acquiror. Each of said representations, warranties and covenants shall survive the closing of the transaction contemplated hereby for twenty-four (24) months, and no investigation, audit, inspection, review or the like conducted by or on behalf of the Acquiror shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that the Acquiror has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to the Acquiror to execute this Agreement and to close the transaction contemplated hereby and to pay the Consideration to the
Contributors. Acquiror acknowledges and agrees that, except for the representations and warranties expressly set forth herein, Acquiror is acquiring the Interests "AS-IS, WHERE-IS" with no representations or warranties by or from Contributors or any of its affiliates, express or implied, or any nature whatsoever.


                                   ARTICLE IV
              ACQUIROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce the Contributors to enter into this Agreement and to sell the Interests, the Acquiror hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Acquiror acknowledges and agrees that the Contributors are entitled to rely and have relied:

         4.1 Organization and Power. The Acquiror is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all partnership powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Acquiror hereunder.

         4.2 Noncontravention. The execution and delivery of this Agreement and the performance by the Acquiror of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, the Acquiror's partnership agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon the Acquiror or result in the creation of any lien or other encumbrance on any asset of the Acquiror.

         4.3 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting the Acquiror in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Acquiror is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Acquiror, (c) could materially and adversely affect the ability of the Contributors to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein or (e) could adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

         4.4 Bankruptcy. No Act of Bankruptcy has occurred with respect to the Acquiror.

         4.5 No Brokers. The Acquiror has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.


                                    ARTICLE V
                       CONDITIONS AND ADDITIONAL COVENANTS

         The Acquiror's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by the Contributors with the following covenants:

         5.1 Contributors' Deliveries. The Contributors shall have delivered to the Escrow Agent or the Acquiror, as the case may be, on or before the date of Closing, all of the documents and other information required of Contributors pursuant to Section 6.2.

         5.2 Representations, Warranties and Covenants; Obligations of Contributors; Certificate. All of the Contributors' representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the date of Closing as if then made, there shall have occurred no material adverse change in the financial condition of the Property since the date hereof, the Contributors shall have performed all of its material covenants and other obligations under this Agreement and the Contributors shall have executed and delivered to the Acquiror at Closing a certificate to the foregoing effect.

         5.3 Title Insurance. Good and indefeasible fee simple title to the Real Property shall be insurable as such by the Title Company at or below its regularly scheduled rates subject only to Permitted Title Exceptions as determined in accordance with Section 2.2.

         5.4      Intentionally Omitted.

         5.5 Condition of Improvements. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Prior to Closing, the Contributors shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property and the Contributors shall not have diminished the Inventory. The Contributors shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to the Acquiror.

         5.6 Utilities. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property.

         5.7      Intentionally Omitted.

         5.8 License. From the date hereof to and including the Closing Date, Contributors shall comply with and perform all of the duties and obligations of licensee under the License.

         5.9      Intentionally Omitted.


                                   ARTICLE VI
                                    CLOSING

         6.1 Closing. Closing shall be held at a location that is mutually acceptable to the parties, on or before December 31, 1998.

         6.2 Contributors' Deliveries. At Closing, the Contributors shall deliver to Acquiror all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Contributors and shall be dated as of the date of Closing:

                           (a)      The certificate required by Section 5.2.

                           (b)      The Assignment and Assumption Agreements.

                           (c)      Certificate(s)/Registration of Title for any
vehicle owned by the Contributors and used in connection with the Property.

                           (d)      Such agreements, affidavits or other
documents as may be required by the Title Company to issue the Owner's Title Policy with affirmative coverage over mechanics' and materialmen's liens.

                           (e)      The FIRPTA Certificates.

                           (f)      True, correct and complete copies of all
warranties, if any, of manufacturers, suppliers and installers possessed by the Contributors and relating to the Improvements and the Personal Property, or any part thereof.

                           (g)      Certified copies of the Contributors' and
the Partnership's Organizational Documents.

                           (h)      Appropriate resolutions of the partners of
the Contributors, together with all other necessary approvals and consents of the Contributors, authorizing (A) the execution on behalf of the Contributors of this Agreement and the documents to be executed and delivered by the Contributors prior to, at or otherwise in connection with Closing, and (B) the performance by the Contributors of its obligations hereunder and under such documents.

                           (i)      Valid, final and unconditional
certificate(s) of occupancy for the Real Property and Improvements, issued by the appropriate governmental authority.

                           (j)      The written consent of the Licensor to the
transfer of the license, if applicable, and if so required.

                           (k)      Such proof as the Acquiror may reasonably
require with respect to Contributors' compliance with the bulk sales laws or similar statutes.

                           (l)      A written instrument executed by the
Contributors, conveying and transferring to the Acquiror all of the Contributors' right, title and interest in any telephone numbers and facsimile numbers relating to the Property, and, if the Contributors maintains a post office box, conveying to the Acquiror all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

                           (m)      All current real estate and personal
property tax bills in the Contributors' possession or under its control.

                           (n)      A complete set of all guest registration
cards, guest transcripts, guest histories, and all other available guest information.

                           (o)  An  updated   schedule  of  employees,   showing
salaries and duties with a statement of the length of service of each such employee, brought current to a date not more than 48 hours prior to the Closing.

                           (p)      A complete list of all advance room
reservations, functions and the like, in reasonable detail so as to enable the Acquiror to honor the Contributors' commitments in that regard.

                           (q)      A list of the Contributors' outstanding
accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due the Contributors.

                           (r)      Intentionally Omitted

                           (s)      All keys for the Property.

                           (t) All books, records,  operating reports, appraisal
reports, files and other materials in the Contributors' possession or control which are necessary in the Acquirors discretion to maintain continuity of operation of the Property.

                           (u) To the extent  permitted  under  applicable  law,
documents of transfer necessary to transfer to the Acquiror the Contributors' employment rating for workmens' compensation and state unemployment tax purposes.

                           (v)      An assignment of all warranties and
guarantees from all contractors and subcontractors, manufacturers, and suppliers in effect with respect to the Improvements.

                           (w)      Complete set of "as-built" drawings for the
Improvements.

                           (x)      Such agreements, affidavits or other
documents as may be required by the Title Company in order to issue affirmative mechanics lien coverage in the Owner's Title Policy for the Property.

                           (y)      a completed version of the Questionnaire
from the Contributors and each Transferee.

                           (z)      Any other document or instrument reasonably
requested by the Acquiror or required hereby.

         6.3 Acquiror's Deliveries. At Closing, the Acquiror shall pay or deliver to the Contributors the following:

                  (a)      The Consideration described in Section 2.3.


                  (b)      The Assignment and Assumption Agreements.

                  (c) The certificates described in Section 2.5 evidencing the Transferees ownership of the Partnership Units and the admission of the Transferees as limited partners in the Acquiror.


                  (d) Any other document or instrument reasonably requested by the Contributors or required hereby.

         6.4 Closing Costs. The Acquiror shall pay all legal fees and expenses. Any filing fees for the Deed and the real estate transfer, recording or other similar taxes due with respect to the transfer of title and all charges for title insurance premiums shall be paid by the Acquiror. The Acquiror shall pay reasonable fees for the preparation of the documents to be delivered by the Contributor hereunder. Acquiror shall assume and pay for the releases of the any deeds of trust, mortgages and other financing encumbering the Property and for any costs associated with any corrective instruments, and the Acquiror shall receive a credit against the Consideration for such costs pursuant to Section 2.3(a) hereof.. The Acquiror shall pay all other costs, including all franchise license transfer fees, in carrying out the transactions contemplated hereunder.

         6.5 Income and Expense Allocations. All income, except any Intangible Personal Property, and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between the Contributors and the Acquiror. The Contributors shall be entitled to all income (including all cash box receipts and cash credits for unused expendables), and responsible for all expenses for the period of time up to but not including 12:01 a.m. on the Closing Date, and the Acquiror shall be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date. All adjustments shall be shown on the settlement statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the settlement statements) and shall increase or decrease (as the case may be) the amount payable by the Acquiror pursuant to
Section 2.3(d). Without limiting the generality of the foregoing, the following items of income and expense shall be allocated as of the Closing Date:

                  (a) Current and prepaid rents, including, without limitation, prepaid room receipts, function receipts and other reservation receipts.

                  (b) Real estate and personal property taxes.

                  (c)      Amounts under the Operating Agreements.

                  (d) Utility charges (including but not limited to charges for water, sewer and electricity).

                  (e) Wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed at the Property who the Acquiror elects to employ.

                  (f) Value of fuel stored on the Property at the price paid for such fuel by the Contributors, including any taxes.

                  (g) All prepaid reservations and contracts for rooms confirmed by Contributors prior to the Closing Date for dates after the Closing Date, all of which Acquiror shall honor.

         The Tray Ledger shall be retained by the Contributors. The Contributors shall be required to pay all sales taxes and similar impositions currently up to the Closing Date.


         Acquiror shall not be obligated to collect any accounts receivable or revenues accrued prior to the Closing Date for Contributors, but if Acquiror collects same, such amounts will be promptly remitted to Contributors in the form received.





         If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills or tax bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by the Contributors or the Acquiror with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The Contributors shall pay at Closing all special assessments and taxes applicable to the Property.

         The certificates evidencing the Contributors' ownership of the Partnership Units will be dated as of the Closing Date, and the Contributors will be entitled to any dividends accruing thereon on and after the Closing Date.


                                   ARTICLE VII
                           CONDEMNATION; RISK OF LOSS

         7.1 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, the Contributors shall give written notice thereof to the Acquiror promptly after the Contributors learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, the Acquiror shall have the right to terminate this Agreement pursuant to Section 8.3. If the Acquiror elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to the Acquiror at Closing.

         7.2 Risk of Loss. The risk of any loss or damage to the Property prior to the recordation of the Deed shall remain upon the Contributors. If any such loss or damage to more than twenty five percent (25%) of the value of the improvements occurs prior to Closing, the Acquiror shall have the right to terminate this Agreement pursuant to Section 8.3. If the Acquiror elects not to terminate this Agreement, all insurance proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to the Acquiror at Closing.


                                  ARTICLE VIII
             LIABILITY OF ACQUIROR; INDEMNIFICATION BY CONTRIBUTORS;
                               TERMINATION RIGHTS

         8.1 Liability of Acquiror. Except for any obligation expressly assumed or agreed to be assumed by the Acquiror hereunder and in the Assignment and Assumption Agreement, the Acquiror does not assume any obligation of the Contributors or any liability for claims arising out of any occurrence prior to Closing.

         8.2 Indemnification by Contributors. The Contributors hereby indemnifies and holds the Acquiror harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees), subject to Section 9.11 that may at any time be incurred by the Acquiror, whether before or after Closing, as a result of any breach by the Contributors of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Contributors pursuant hereto.

         8.3 Termination by Acquiror. If any condition set forth herein cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Acquiror to terminate this Agreement and its obligations hereunder, and the Contributors fails to cure any such matter within ten business days after notice thereof from the Acquiror, the Acquiror, at its option and as its sole remedy, shall elect either (a) to terminate this Agreement and all other rights and obligations of the Contributors and the Acquiror hereunder shall terminate immediately, or (b) to waive its right to terminate and, instead, to proceed to Closing.

         8.4 Termination by Contributors. If, prior to Closing, the Acquiror defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and the Acquiror fails to cure any such default within ten business days after notice thereof from the Contributors, then the Contributors' sole remedy for such default shall be to terminate this Agreement.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.1 Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

         9.2 Assignments. Neither the Acquiror nor the Contributor shall have the right to assign its interest in this Agreement; provided, however, the Acquiror may designate one of its subsidiaries to take title to part or all of the assets transferred to the Acquiror pursuant to this Agreement, which designation shall not alter the Acquiror's rights or obligations under this Agreement.

         9.3 Successors and Assigns. The benefits and burdens of this Agreement shall inure to the benefit of and bind the Acquiror and the Contributors and their respective party hereto.

         9.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         9.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         9.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

         9.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         9.8 Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

         9.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

If to the Contributors:             Jay H. Shah, Esquire
-----------------------             Hersha Enterprises, Ltd.
                                    The Lafayette Building
                                    437 Chestnut Street, Suite 615
                                    Philadelphia. PA 19106
                                    Phone:(215) 238-1045
                                    Fax:(215) 238-0157

With a copy to:                     Kiran P. Patel
---------------                     Hersha Enterprises, Ltd.
                                    148 Sheraton Drive, Box A
                                    New Cumberland, PA 17070
                                    Phone:(717) 770-2405
                                    Fax:(717)  774-7383

If to the Acquiror:
                                    Jay H. Shah, Esquire
                                    Hersha Enterprises, Ltd.
                                    The Lafayette Building
                                    437 Chestnut Street, Suite 615
                                    Philadelphia, PA 19106
                                    Phone: (215) 238-1045
                                    Fax: (215) 238-0157

With a copy to:                     Cameron Cosby, Esquire
---------------                     Hunton & Williams
                                    Riverfront Plaza, East Tower
                                    951 East Byrd Street
                                    Richmond, VA 23219-4074
                                    Phone: (804) 788-8604
                                    Fax: (804) 788-8218

Or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and the Escrow Agent in a manner described in this Section.

         9.10 Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

         9.11 Survival. All of the representations, warranties, covenants and agreements of the Contributors and the Acquiror made in, or pursuant to, this Agreement shall survive for a period of twenty-four (24) months following Closing and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith.

         9.12 Further Assurances. The Contributors and the Acquiror each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

         9.13 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Contributors and Acquiror specifically established hereby.

         9.14 Time of Essence. Time is of the essence with respect to every provision hereof.

         9.15 Confidentiality. Contributors and its representatives, including any professionals representing Contributors, shall keep the existence and terms of this Agreement strictly confidential, except to the extent disclosure is compelled by law, and then only to the extent of such compulsion.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the Contributors and the Acquiror have caused this Agreement to be executed in their names by their respective duly-authorized representatives.

                      CONTRIBUTORS:


                      Shree Associates, a Pennsylvania limited partnership

                               By:      /s/ Hasu P. Shah
                               ------------------------------------------------
                                        Hasu P. Shah, General Partner

                      Devi Associates, a Pennsylvania limited partnership

                               By:      /s/ Bharat C. Mehta
                               ------------------------------------------------
                                        Bharat C. Mehta, General Partner

                      Shreeji Associates, a Pennsylvania limited partnership

                               By:      /s/ Rajendra Gandhi
                               ------------------------------------------------
                                        Rajendra Gandhi, General Partner



                      Shreenathji Enterprises, Ltd., a Pennsylvania corporation

                               By:      /s/ Hasu P. Shah
                               ------------------------------------------------
                                        Hasu P. Shah, President


                      /s/ Madhusudan Patni
                      --------------------------
                          Madhusudan Patni




                      ACQUIROR:

                      Hersha Hospitality Limited Partnership,
                      a  Virginia partnership

                      By: Hersha Hospitality Trust, a Maryland Business Trust, its sole general partner


                               By:      /s/ Hasu P. Shah
                               ------------------------------------------------
                                        Hasu P. Shah, President